Exhibit 10.14
FIRST AMENDMENT TO LEASE AGREEMENT
     This First Amendment to Lease Agreement (“Amendment”) is entered into this 15th day of June, 2000, by and between E-L Allison Pointe II, LLP (“Landlord”) and Network Specialists, Incorporated (“Tenant”).
Recitals
     A. Pursuant to a Lease Agreement executed by Tenant on June 12, 2000, and being executed by Landlord in connection with this Amendment on June 15, 2000, Landlord leased to Tenant the following leased premises in a building commonly known as Lake Pointe Center 3, 8470 Allison Pointe Blvd., Indianapolis, Indiana (the “Building”): the entire third floor, consisting of 23,668 square feet, and a portion of the second floor, consisting of 11,213 square feet (collectively, the “Initial Space”), to be later expanded per the terms and conditions herein, to include the remainder of the entire second floor, consisting of an additional 10,548 square feet (the “Expansion Space”), for a total area of 45,429 square feet (the “Leased Premises”).
     B. In connection with Tenant’s execution of the Lease, Landlord and Tenant agreed to amend the Lease to incorporate certain amended terms and provisions as set forth herein.
     Now, therefore, in consideration of the premises, the rents reserved under the Lease and the mutual undertakings and promises contained therein and herein, Landlord and Tenant agree as follows:
Amendments
     1. Interpretation and Definitions.
(a)	The Recitals set forth above are hereby incorporated by reference.

(b)	From and after the date of this Amendment, the term “Lease” shall mean and refer to the Lease described in Recital A as modified by this Amendment. In the event of any inconsistency between the provisions of this Amendment and the Lease, the terms and provisions of this Amendment shall govern and control. Any capitalized term not otherwise defined herein shall have the meaning attributed to it in the Lease.
     2. Lease Paragraph 3.B (Base Rent and Adjustments to Base Rent). If the Building and Initial Space are not substantially completed by August 15, 2000 for reasons other than Tenant Delays or force majeure (as defined in Paragraph 12.C of the Lease) then the date of December 31, 2000 set forth in Paragraph 3.B.i, and the date of January 1, 2001 set forth in Paragraph 3.B.ii, each shall be extended to the date that is the same number of days after such date as the number of days (excepting that number of days of delay, if any, caused by Tenant Delays or force majeure, as defined in Paragraph 12.C of the Lease) between August 15, 2000 and the actual date of substantial completion (as defined in Paragraph 1.C of the Lease). For this purpose, it is agreed that the date of substantial completion shall be determined without regard to installation of the Liebert air conditioning units (described subparagraph “E” under the heading “HVAC” in Exhibit C to the Lease), it being understood that said units may not be available until after August 15, 2000, for reasons beyond Landlord’s control; provided, however, that if said air conditioning units are not installed and functional by September 15, 2000, then Landlord will rent and temporarily install (or, at Landlord’s option, pay the reasonable rental cost to Tenant of temporarily renting and installing) supplemental air conditioning equipment to provide in the 2nd floor lab area, from and after September 15, 2000, until the Liebert units are installed and fully functional, such temporary additional cooling capacity, if any, up to a maximum of the 20 tons intended to be provided by the Liebert units, as Tenant reasonably determines to be necessary to permit normal operation of its equipment in the laboratory while maintaining room air temperatures comparable to the temperatures that would be maintainable with the Liebert units installed and functional.
     3. Tenant Improvements. Notwithstanding anything to the contrary set forth in Paragraph 7 or elsewhere in the Lease, Landlord and Tenant acknowledge that the tenant improvements set forth in Exhibit C include certain non-standard or extra items that Landlord has agreed to install at a cost to Tenant of Nine Thousand Four Hundred and 00/100 Dollars ($9,400.00), which amount shall be due and payable upon full execution of this Lease, together with the first month’s base rent, pursuant to Paragraph 3.A of the Lease.
     4. No Implied Changes. Except as expressly amended by this Amendment, the Lease is ratified and confirmed and remains in full force and effect.
     IN WITNESS WHEREOF the parties hereto have executed this First Amendment to Lease as of the date first set forth above.

Tenant:		Landlord:

Network Specialists, Incorporated		E-L Allison Pointe II, LLP

By: Edgeworth-Laskey Properties, LLC,
Managing Partner

By:	/s/ Scott Meyers	By:	/s/ Thomas P. Lasky, Jr.

Print:	Scott Meyers	Print:	Thomas P. Lasky, Jr.

Title:	CFO		Member

6/19/00

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